Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2) ☐

U.S. Bank National Association
(Exact name of trustee as specified in its charter)

n/a	31-0841368
(Jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)
if not a U.S. national bank)

800 Nicollet Mall
Minneapolis, Minnesota  55402

(Address of principal executive offices) (Zip Code)

Jacqueline M. Shornak
Vice President
U.S. Bank National Association
Mail Code CS-HDQ-5310
919 East Main Street, 10th Floor
Richmond, Virginia 23219
(804) 819-6051
(Name, address and telephone number of agent for service)

United Dominion Realty Trust, Inc.
(Exact name of obligor as specified in its charter)

Maryland	54-0857512
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado  80129

(Address of principal executive offices) (Zip Code)

3.625% Convertible Senior Notes due 2011
(Title of the indenture securities)

1.     General information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

COMPTROLLER OF THE CURRENCY
UNITED STATES DEPARTMENT OF TREASURY
WASHINGTON, D.C.  20219

(b)                                 Whether it is authorized to exercise corporate trust powers.

YES.

2.     Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

NONE.

3-12.                      NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12.  RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH U.S. BANK NATIONAL ASSOCIATION IS A TRUSTEE.

13.    Defaults by the Obligor.

(a)                                  State whether there is or has been a default with respect to the securities under this indenture.  Explain the nature of any such default.

TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

(b)                                 If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15.             NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15.  RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, TO THE BEST OF THE TRUSTEE’S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH U.S. BANK NATIONAL ASSOCIATION IS A TRUSTEE.

16.                               List of exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.

(1)                                  A copy of the Articles of Association of the trustee as now in effect (Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation).

(2)                                  A copy of the certificate of authority of the trustee to commence business (Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation).

(3)                                  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation).

(4)                                  A copy of the existing by-laws of the trustee as now in effect.  (Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation).

(5)                                  Not applicable.

(6)                                  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)                                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2006.

(8)                                  Not applicable.

(9)                                  Not applicable.

Signature

             Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 5th day of January, 2007.

U.S. Bank National Association

By:	/s/ Jacqueline M. Shornak
Jacqueline M. Shornak
Vice President

Exhibit 1 to Form T-1

ARTICLES OF ASSOCIATION
OF
U.S. BANK NATIONAL ASSOCIATION

(Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation)

Exhibit 2 to Form T-1

CERTIFICATE OF AUTHORITY OF
U.S. BANK NATIONAL ASSOCIATION
TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation)

Exhibit 3 to Form T-1

AUTHORIZATION OF
U.S. BANK NATIONAL ASSOCIATION
TO EXERCISE CORPORATE TRUST POWERS

(Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation)

Exhibit 4 to Form T-1

BYLAWS OF
U.S. BANK NATIONAL ASSOCIATION

(Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 by Revlon Consumer Products Corporation)

Exhibit 5 to Form T-1

(Intentionally Omitted.  Not Applicable.)

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the 3.625% Convertible Senior Notes due 2011 of United Dominion Realty Trust, Inc., U.S. Bank National Association hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

U.S. Bank National Association

January 5, 2007	By:	/s/ Jacqueline M. Shornak
Jacqueline M. Shornak
Vice President

Exhibit 7 to Form T-1

REPORT OF CONDITION
(ATTACHED)

U.S. Bank National Association 425 WALNUT STREET CINCINNATI , OH 45202 FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for September 30, 2006

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin(1)	RCFD 0081	6,430,556
	b.	Interest-bearing balances(2)	RCFD 0071	6,300
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	91,423
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	39,154,228
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	RCON B987	3,475,844
	b.	Securities purchased under agreements to resell(3)	RCFD B989	0
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	RCFD 5369	2,626,951
	b.	Loans and leases, net of unearned income	RCFD B528	140,652,231
	c.	LESS: Allowance for loan and lease losses	RCFD 3123	1,896,446
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	138,755,785
5.	Trading assets (from Schedule RC-D)		RCFD 3545	603,924
6.	Premises and fixed assets (including capitalized leases)		RCFD 2145	1,757,321
7.	Other real estate owned (from Schedule RC-M)		RCFD 2150	161,643
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		RCFD 2130	106,839
9.	Not applicable
10.	Intangible assets:
	a.	Goodwill	RCFD 3163	7,431,328
	b.	Other intangible assets (from Schedule RC-M)	RCFD 0426	4,491,677
11.	Other assets (from Schedule RC-F)		RCFD 2160	10,799,396
12.	Total assets (sum of items 1 through 11)		RCFD 2170	215,893,215
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	115,305,253
		(1) Noninterest-bearing(4)	RCON 6631	31,284,009

		(2) Interest-bearing	RCON 6636	84,021,244
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	18,639,775
		(1) Noninterest-bearing	RCFN 6631	0
		(2) Interest-bearing	RCFN 6636	18,639,775
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased in domestic offices(5)	RCON B993	3,264,695
	b.	Securities sold under agreements to repurchase(6)	RCFD B995	9,722,439
15.	Trading liabilities (from Schedule RC-D)		RCFD 3548	166,479
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		RCFD 3190	31,884,451
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures(7)		RCFD 3200	6,909,696
20.	Other liabilities (from Schedule RC-G)		RCFD 2930	7,674,530
21.	Total liabilities (sum of items 13 through 20)		RCFD 2948	193,567,318
22.	Minority interest in consolidated subsidiaries		RCFD 3000	1,044,165
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		RCFD 3838	0
24.	Common stock		RCFD 3230	18,200
25.	Surplus (exclude all surplus related to preferred stock)		RCFD 3839	11,977,237
26.	a.	Retained earnings	RCFD 3632	9,828,823
	b.	Accumulated other comprehensive income(8)	RCFD B530	-542,528
27.	Other equity capital components(9)		RCFD A130	0
28.	Total equity capital (sum of items 23 through 27)		RCFD 3210	21,281,732
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		RCFD 3300	215,893,215

Memorandum
To be reported with the March Report of Condition.
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2005

			RCFD 6724	Number N/A

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

(1)             Includes cash items in process of collection and unposted debits.

(2)             Includes time certificates of deposit not held for trading.

(3)             Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)             Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)             Report overnight Ferderal Home Loan Bank advances in Schedule RC, item 16,”Other borrowed money.”

(6)             Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)             Includes limited-life preferred stock and related surplus.

(8)             Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)             Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1

(Intentionally Omitted. Not Applicable.)